Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC. ANNOUNCES PLANS TO ESTABLISH A BRANCH IN SOUTHERN CALIFORNIA

Jericho, NY – February 28, 2024 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the financial holding company for Esquire Bank, National Association (“Esquire Bank” or the “Bank”), (collectively “Esquire”) today announced plans to establish a branch location in Los Angeles, California, subject to the receipt of regulatory approval.

“This California branch underscores our commitment to meeting the needs of law firms nationally and our confidence in the vitality of the litigation market,” stated Tony Coelho, Chairman of the Board of Esquire.

“California, specifically the Los Angeles market, has historically been one of our top national markets for the litigation and payment processing (or small business) verticals,” stated Andrew C. Sagliocca, Vice Chairman of the Board, Chief Executive Officer, and President of Esquire.  “Coupling this location with our recent senior Business Development Officer hires, as well as our CRM database and digital marketing platform, has not only been part of our overall strategic plan, but will play a pivotal role in our continued growth and success in both national verticals for this region.”

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a financial holding company headquartered in Jericho, New York, with one branch office in Jericho, New York and an administrative office in Boca Raton, Florida. Its wholly owned subsidiary, Esquire Bank, National Association, is a full-service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The Bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible payment processing solutions to small business owners. For more information, visit www.esquirebank.com.

Contact Information:

Eric S. Bader

Executive Vice President and Chief Operating Officer

Esquire Financial Holdings, Inc.

(516) 535-2002 / eric.bader@esqbank.com